UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 17, 2005
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; and
Item 1.02 Termination of a Material Definitive Agreement; and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Retirement Agreement, dated as of November 17, 2005
Ex-10.2 Director Agreement, dated as of November 17, 2005
Ex-10.3 Consultant Agreement, dated as of November 17, 2005
Ex-99.1 Press release, dated November 23, 2005

Item 1.01 Entry into a Material Definitive Agreement; and
Item 1.02 Termination of a Material Definitive Agreement; and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Dennis J. Horowitz Retires as Chief Executive Officer; Continues Service as Non-executive Chairman of the Board and Consultant
     On November 17, 2005, Dennis J. Horowitz, Chief Executive Officer and Chairman of the Board of Directors of Wolverine Tube, Inc. (the “Company”), notified the Board of Directors that, effective December 9, 2005, he will retire from his position as Chief Executive Officer of the Company. Following the effective date of his retirement, Mr. Horowitz will continue to serve as a director of the Company for the remainder of his current term, and will also serve as non-executive Chairman of the Board of Directors. In addition, Mr. Horowitz will provide certain consulting services to the Company following his retirement.
     Retirement Agreement. The terms and conditions of Mr. Horowitz’s retirement are set forth in a Retirement Agreement, dated as of November 17, 2005, between the Company and Mr. Horowitz (the “Retirement Agreement”). The Retirement Agreement provides that Mr. Horowitz will retire from his position as Chief Executive Officer and from all other officer, fiduciary and employee positions with the Company and its subsidiaries other than his position as director of the Company and Chairman of the Board of Directors effective as of the close of business on December 9, 2005 (the “Retirement Date”). In addition, the Retirement Agreement provides for, or confirms Mr. Horowitz’s existing entitlement to, certain benefits, including the following:
•	Mr. Horowitz will be entitled to begin receiving distributions under the Company’s retirement plans as of the Retirement Date. In addition, as soon as administratively feasible after the Retirement Date, Mr. Horowitz will receive a lump sum cash payment of approximately $5,147,733, representing the benefits Mr. Horowitz was entitled to under the Company’s 2002 Supplemental Executive Retirement Benefit Plan and Supplemental Benefit Restoration Plan if he had voluntarily terminated services without cause on December 31, 2004. Mr. Horowitz will also receive a lump sum cash payment of approximately $615,826, representing the benefits under those plans accruing in 2005, which will be paid no earlier than six months following the Retirement Date.

•	Mr. Horowitz will be eligible to receive a pro rata 2005 bonus in accordance with the Company’s Annual Performance Incentive Plan adopted in 2003, which bonus (if any) will be paid to Mr. Horowitz no earlier than awards are paid to other participants in the plan.

•	All of Mr. Horowitz’s outstanding unvested stock options and restricted stock will become fully vested as of the Retirement Date, and all such stock options will be exercisable by Mr. Horowitz for the remainder of their terms.

•	Mr. Horowitz will receive certain welfare benefits, including medical and dental insurance benefits until his 65th birthday or until he is eligible for coverage offered by another employer; continued participation in the Company’s split-dollar life insurance program for senior executives, and participation in the Company’s life and accidental death and dismemberment insurance plans as provided to all retirees.
     The Retirement Agreement includes provisions requiring the Company to continue to indemnify and provide directors’ and officers’ liability insurance coverage to Mr. Horowitz consistent with the coverage provided to other directors and officers of the Company. The Retirement Agreement also contains certain secrecy, non-solicitation and non-competition provisions in favor of the Company.
     As of the Retirement Date, the Retirement Agreement terminates all rights and obligations of the Company and Mr. Horowitz under the 2002 Change in Control, Severance and Non-Competition Agreement, dated July 12, 2002, between the Company and Mr. Horowitz (the “2002 Agreement”) without any liability of either party thereunder. The 2002 Agreement generally requires the Company to provide Mr. Horowitz with certain severance benefits upon his termination of employment or resignation in specified circumstances, and requires Mr. Horowitz to comply with certain secrecy, non-solicitation and non-competition provisions. The 2002 Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and the material terms of the 2002 Agreement were described in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, filed on April 19, 2005, which description is incorporated herein by reference.
     Director Agreement. The terms and conditions of Mr. Horowitz’s post-retirement service as a director and non-executive Chairman of the Board of Directors of the Company are set forth in a Director Agreement, dated as of November 17, 2005, between the Company and Mr. Horowitz (the “Director Agreement”). The Director Agreement provides that, from and after the Retirement Date, Mr. Horowitz will serve in the following capacities as determined by the Company’s stockholders, the Board of Directors and Mr. Horowitz: (i) director and non-executive Chairman of the Board of Directors until the Company’s 2008 annual meeting of stockholders, and (ii) member of up to two committees of the Board of Directors during his term as director.
     In compensation for such services (and in lieu of the retainers and meeting fees otherwise paid to non-employee directors), the Director Agreement provides that the Company will pay to Mr. Horowitz an annual fee of $75,000 plus equity grants equivalent to those received by other outside directors, along with reasonable travel expenses consistent with the Company’s travel practices for directors. The Company will also provide Mr. Horowitz with certain secretarial and administrative support and will reimburse Mr. Horowitz for reasonable client entertainment and other business expenses in accordance with Company policies. The Agreement will terminate no later than the date of the Company’s 2008 annual meeting of stockholders, and if Mr. Horowitz ceases to be a director of the Company for any reason prior to that date, the Company will have no further obligation to pay Mr. Horowitz any fees or reimburse him for any expenses incurred thereafter. The Director Agreement includes provisions requiring the Company to indemnify and provide liability insurance to Mr. Horowitz in connection with his service as director consistent with the coverage provided to other directors.

     Consultant Agreement. Mr. Horowitz will provide post-retirement consulting services to the Company pursuant to a Consultant Agreement, dated as of November 17, 2005, between the Company and DH Partners LLC (“DH Partners”), an entity wholly owned by Mr. Horowitz (the “Consultant Agreement”). During the term of the Consultant Agreement, DH Partners will provide up to 100 business days per year (with no more than 15 days per month) of such advisory consulting services as may reasonably be requested by the Company’s Chief Executive Officer or the Board of Directors, which services must be provided on behalf of DH Partners only by Mr. Horowitz. As compensation for these services, the Company will pay DH Partners an annual fee of $225,000. The Company will also provide certain secretarial and administrative support and reimbursement for reasonable travel, client entertainment and other business expenses in accordance with Company policies.
     The Consultant Agreement has a term of two years, though DH Partners’ services may be terminated by either the Company or DH Partners at any time during this term. In case of early termination, the Company will have no further obligation to pay DH Partners any consulting fees or reimburse DH Partners for any expense thereafter, except that, if the Company terminates the Consultant Agreement other than for “cause,” or if DH Partners terminates the Consultant Agreement for “good reason” (as those terms are defined in the Consultant Agreement), the Company must pay DH Partners a lump sum equal to the consultant fees DH Partners would have received through the end of the term. The term may be extended by mutual agreement of the parties, at which time the parties will also agree on the type and amount of consulting services as well as the consulting fee for such extended period.
     The Consultant Agreement contains an indemnity provision in favor of DH Partners and Mr. Horowitz, as well as confidentiality provisions in favor of the Company.
     The foregoing summary of the material terms of the Retirement Agreement, Director Agreement and Consultant Agreement is qualified in its entirety by the full text of those agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
     There is no material relationship between Mr. Horowitz and the Company other than in connection with Mr. Horowitz’s former employment with, and retirement from, the Company and with his service as director, Chairman of the Board of Directors and consultant. There is no material relationship between DH Partners and the Company other than set forth in this report.
Appointment of Johann R. Manning, Jr. as Successor Chief Executive Officer and Director
     On November 17, 2005, the Board of Directors of the Company appointed Johann R. Manning, Jr., currently the President and Chief Operating Officer of the Company, to succeed Mr. Horowitz as Chief Executive Officer of the Company effective upon Mr. Horowitz’s retirement on December 9, 2005. Mr. Manning will continue to serve as President of the Company. Also on November 17, 2005, the Board of Directors increased the number of authorized directors on the Board from eight to nine and appointed Mr. Manning to fill the newly-created directorship, each to be effective on December 9, 2005. Mr. Manning will hold office until the Company’s 2008 annual meeting or until his successor is elected and qualified.

The Board of Directors appointed Mr. Manning to the Executive Committee of the Board of Directors, effective December 9, 2005.
     Mr. Manning, (45), has served as President and Chief Operating Officer of the Company since February 2005. From November 2001 to February 2005, Mr. Manning served as Senior Vice President, Fabricated Products and General Counsel of the Company. Mr. Manning joined the Company as Vice President, Human Resources and General Counsel in May 1998.
     In connection with the appointment of Mr. Manning as Chief Executive Officer, on November 17, 2005, the Board of Directors ratified the recommendation of the Compensation Committee with respect to certain compensation arrangements to reflect Mr. Manning’s new role and responsibilities. Effective December 9, 2005, Mr. Manning’s annual salary will increase to $450,000. Mr. Manning will also be eligible for a pro-rated 2005 bonus, based on the achievement of company performance and individual objectives, in accordance with the Company’s Annual Performance Incentive Plan, ranging from zero to one-hundred seventeen percent of his base salary, with a mid-range target of seventy-seven percent. On December 9, 2005, Mr. Manning will be granted 20,000 restricted shares of the Company’s common stock, as well as an option to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on that date. Each of these awards will vest over a three-year period. The remaining elements of Mr. Manning’s compensation and employment-related arrangements are unchanged and are described in the section entitled “Executive Compensation” in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, filed on April 19, 2005, which description is incorporated herein by reference.
     There are no family relationships between Mr. Manning and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Manning does not have (and, since the beginning of the Company’s last fiscal year, has not had) a direct or indirect material interest in any transactions or arrangements with the Company, nor does he have any other material relationship with the Company, other than in connection with his employment and service as director.
Indemnification Agreements
     In connection with the appointment of Mr. Manning to the Board of Directors, on November 17, 2005, the Company entered into its standard director Indemnification Agreement with Mr. Manning, effective December 9, 2005. Mr. Manning is already party to the Company’s standard executive officer Indemnification Agreement, which remains in effect. On November 17, 2005, the Company entered into its standard executive officer Indemnification Agreement with James E. Deason, who was recently appointed Chief Financial Officer, Senior Vice President and Corporate Secretary of the Company. These Indemnification Agreements require the Company to provide directors and officers with liability insurance coverage, to indemnify and hold harmless each director or officer to the fullest extent authorized by the Company’s Restated Certificate of Incorporation (“Certificate”), By-laws and Delaware corporate law, and to provide indemnification against third-party proceedings, subject to certain exceptions, including those provided in the Certificate, By-laws and Delaware corporate law and available insurance coverage limits.

     The forms of Indemnification Agreements for directors and officers were attached as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed on February 16, 2005, and are incorporated herein by reference.
     There is no material relationship between Mr. Deason and the Company other than in connection with Mr. Deason’s employment with the Company.
Item 7.01 Regulation FD Disclosure.
     On November 23, 2005, the Company issued a press release announcing the retirement of Mr. Horowitz and the appointment of Mr. Manning as Chief Executive Officer and director of the Company. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
10.1	Retirement Agreement, dated as of November 17, 2005, between the Company and Mr. Horowitz.

10.2	Director Agreement, dated as of November 17, 2005, between the Company and Mr. Horowitz.

10.3	Consultant Agreement, dated as of November 17, 2005, between the Company and DH Partners LLC.

99.1	Press release, dated November 23, 2005, issued by the Company announcing the retirement of Mr. Horowitz and the appointment of Mr. Manning as Chief Executive Officer and director of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: November 23, 2005

WOLVERINE TUBE, INC.
By:	/s/ James E. Deason
James E. Deason
Chief Financial Officer, Senior Vice President, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement Agreement, dated as of November 17, 2005, between the Company and Mr. Horowitz.

10.2	Director Agreement, dated as of November 17, 2005, between the Company and Mr. Horowitz.

10.3	Consultant Agreement, dated as of November 17, 2005, between the Company and DH Partners LLC.

99.1	Press release, dated November 23, 2005, issued by the Company announcing the retirement of Mr. Horowitz and the appointment of Mr. Manning as Chief Executive Officer and director of the Company.